Exhibit 99.6

Foster Wheeler Funding LLC Financial Statements For the Period August 13, 2002 through September 27, 2002 and for the nine months period ending September 26, 2003

Foster Wheeler Funding LLC Statement of Financial Position As of September 26, 2003 and December 27, 2002 (Unaudited)

	September 26, 2003	December 27, 2002

Current assets
Cash	$–	$11,610,155
Accounts receivable — trade (net of a reserve for doubtful accounts for 2002 of $56,450,975)		155,124,345
Accounts receivable due from members		1,592,054
Accounts receivable other		259,679

Total current assets	–	168,586,233

Deferred charges		805,174

Total assets	$–	$169,391,407

Liabilities and Members’ Equity

Current Liabilities

Accounts payable due to related companies	$–	$524,152
Income taxes payable to related companies		326,243

Total current liabilities	–	850,395

Members’ Equity

Member’s Equity	–	168,541,012

Total liabilities and members’ capital	$–	$169,391,407

See notes to financial statements.

Foster Wheeler Funding LLC Statement of Operations for the period August 13, 2002 through September 27, 2002 and for the nine months period ending September 26, 2003 (Unaudited)

	September 26, 2003	September 27, 2002

Revenues
Interest income	$85,434	$15,576
Transaction fee charges to members	1,859,110	614,260

Total revenues	1,944,544	629,836

Costs and expenses
Interest expense (including $255,367 and $38,342 of
deferred charge amortization in 2003 and 2002, respectively)	382,812	251,649
Management fee intercompany	1,133,370	165,616
Other expense	164,913	5,628

Total costs and expenses	1,681,095	422,893

Net earnings before income taxes	263,449	206,943

Provision for income taxes	107,619	84,536

Net earnings	$155,830	$122,407

See notes to financial statements.

Foster Wheeler Funding LLC Statement of Members’ Equity for the periods ending December 27, 2002 and September 26, 2003 (Unaudited)

			Total
	Contributed	Accumulated	Members’
	Capital	Deficit	Equity

Balance at December 27, 2002	$168,068,617	$472,395	$168,541,012

Contribution of accounts receivable from members	244,107,211	—	244,107,211

Cash distribution to members	(278,113,048)	(472,395)	(278,585,443)

Allocation of net earnings to members	—	—	—

Capital purchased at July 31, 2003 by Originators	(134,062,780)	—	(134,062,780)

Balance at September 26, 2003	$—	$—	$—

See notes to financial statements.

Foster Wheeler Funding LLC Statement of Cash Flows for the periods August 13, 2002 through September 27, 2002 and September 26, 2003 (Unaudited)

	September 26, 2003	September 27, 2002

Cash flows from operating activities
Net earnings	$155,830	$122,407
Adjustments to reconcile net earnings to cash flows from
operating activities
Allocation of net earnings to members	(628,225)
Amortization of deferred charges	255,367	38,342
Change in assets and liabilities
Accounts receivable – trade and other	322,907,461	10,071,569
Accounts payable and accrued expenses	(524,152)	291,313
Income taxes payable	(326,243)	84,536
Deferred charges	549,807	(920,199)

Net cash provided by operating activities	322,389,845	9,687,968

Cash flows from financing activities
Proceeds from short-term borrowing	—	21,998,743
Repayments of short-term borrowing	—	(9,098,743)
Purchase of accounts receivable – trade	(55,886,952)	(13,386,500)
Distribution to members	(278,113,048)	13,386,500

Net cash used in financing activities	(334,000,000)	12,900,000

(Decrease)/increase in cash	(11,610,155)	22,587,968

Cash, beginning of year	11,610,155	—

Cash, end of year	$—	$22,587,968

Cash paid during the year for:
Interest	$127,445	$213,307
Income taxes	—	—

See notes to financial statements.

Foster Wheeler Funding LLC Notes to Financial Statements

1.	Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

Foster Wheeler Funding LLC (the “Company”) was formed on August 13, 2002 as a Delaware limited liability company. All of its outstanding interests are owned by Foster Wheeler Constructors, Inc., Foster Wheeler Energy Corporation, Foster Wheeler Energy Services, Inc., Foster Wheeler Power Group, Inc., Foster Wheeler USA Corporation, and Foster Wheeler Zack, Inc., (collectively, the “Originators”). All Originators are indirect wholly owned subsidiaries of Foster Wheeler Ltd.

On August 15, 2002, the Company entered into a Purchase, Sale and Contribution Agreement (“PSCA”) with the Originators. Pursuant to the PSCA, the Company is obligated to purchase eligible trade receivables, as defined in the PSCA, from the Originators and the Originators are obligated to contribute as capital their ineligible trade accounts receivable as defined in the PSCA. Provisions are made to reduce accounts receivable to their net realizable value. These provisions are charged to the appropriate Originators’ capital account as collection risk remains with the Originators, not the Company.

On August 15, 2002, the Company also entered into a Loan and Security Agreement (LSA) with Foothill Capital Corporation and Ableco Finance Corporation LLC. Under this agreement, which expires in August 2005, the Company has the ability to borrow up to a maximum of $40,000,000 using eligible trade accounts receivable as security. The interest rate is the greater of prime plus 3% or 10% on all outstanding borrowings. In addition, a monthly unused line fee equal to 0.5% per annum of the maximum available amount less the average daily amount of borrowings during the preceding month is charged. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) level. These covenants apply to Foster Wheeler Ltd and its subsidiaries on a consolidated basis. Noncompliance with the financial covenants allows the receivable purchaser to terminate the arrangement and accelerate any amounts then outstanding.

Amendment No. 1 to the LSA was entered in January 2003 and changed the covenants under the LSA consistent with Amendment No.1 to Foster Wheeler Ltd.’s Senior Credit Facility. Amendment No. 2 to the LSA was entered in February 2003 and modified the minimum collections requirement.

No borrowings were outstanding under this facility as of December 27, 2002.

Although the Company had not received a notice of termination, the Company had been informed by the lender that it believed the Company was out of compliance with certain maintenance covenants regarding the nature and amount of domestic receivables. On July 31, 2003, the receivables financing documents were amended to adjust, among other things, certain financial, maintenance and reporting covenants, and to create Foster Wheeler Funding II LLC, a wholly owned special purpose subsidiary of Foster Wheeler Ltd., to operate the facility. Upon the creation of Foster Wheeler Funding II LLC, the operations of the Company concluded and on November 2003, the Company was dissolved. Assets and liabilities held by the Company were transferred to the Originators as a return of members equity. Assets and liabilities were then sold or contributed to Foster Wheeler Funding II LLC by the Originators.

Foster Wheeler Funding LLC Notes to Financial Statements

2.	Summary of Significant Accounting Policies

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. The most significant estimate relates to allowance for doubtful accounts and taxes.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.

Trade Accounts Receivable — Originators earn revenue under long-term contracts and in accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld, which might not be received within a one-year period, are indicated in Note 3. In conformity with industry practice, however, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

Allowance for Doubtful Accounts — Trade Accounts Receivable is continually evaluated in accordance with corporate policy. Allowance for doubtful accounts are established on a project specific basis when there is an issue associated with the clients ability to make payments or there are circumstances where the client is not making payment due to contractual issues. Customer payment history, trends within our various served markets and general economic trends are also evaluated when considering the amount of the allowance for doubtful accounts.

Deferred Charges — Costs associated with establishing the Loan and Security Agreement have been deferred and are being amortized over the life of the loan agreement of three years.

Revenue Recognition — Revenue is recognized on an accrual basis. Revenue is earned from interest and transaction fees from members (see Note 4).

Income Taxes — Certain of the Company’s operations have been included in Foster Wheeler Inc.’s consolidated income tax returns. Income tax expense in the Company’s Statement of Operations has been calculated on a separate company basis. There are no temporary tax differences and no deferred taxes.

Foster Wheeler Funding LLC Notes to Financial Statements

3.	Accounts and Notes Receivable

The following table shows the components of trade accounts receivable:

	September 26, 2003	December 27, 2002

From long-term contracts:

Amounts billed, due within one year	$—	$150,131,993

Retentions:
Billed:

Estimated to be due in:

2003	—	36,920,560

2004	—	19,544,854

2005	—	4,977,913

Total billed	—	61,443,327

Total trade accounts receivable	—	211,575,320

Less, allowance for doubtful accounts	—	56,450,975

	$—	$155,124,345

4.	Related Party Transactions

The Company pays a monthly servicing fee based on the average accounts receivable balance under the Loan and Security Agreement. The fee charged is 1% per annum of the average accounts receivable balance. The fee, payable to a subsidiary of Foster Wheeler Ltd., is for all operations required to service the accounts receivable that are purchased by or contributed to the Company from the Originators. Servicing fees were $1,133,370 and $165,616, respectively, for the nine month period September 26, 2003 and the period from August 13, 2002 to September 27, 2002.

The Company receives transaction fee income from members based on eligible receivables under the Purchase, Sale and Contribution Agreement and the Company purchased $47,021,982 and $13,386,500, respectively, for the nine month period September 26, 2003 and the period from August 13, 2002 to September 27, 2002. This income was $1,859,910 and $614,260, respectively, for the periods September 26, 2003 and September 27, 2002.

Income taxes of $107,619 and $84,536 for the nine month period September 26, 2003 and the period from August 13, 2002 to September 27, 2002, respectively, are payable to Foster Wheeler Inc. See Note 2.

Foster Wheeler Funding LLC Notes to Financial Statements

5.	Security Pledged as Collateral

Foster Wheeler LLC (“FWLLC”), an indirect wholly owned subsidiary of Foster Wheeler Ltd., has issued $200,000,000 Notes in the public market which bear interest at a fixed rate of 6.75% (the “6.75% Notes”). Holders of the 6.75% Notes due November 15, 2005 have a security interest in the stock and debt of FWLLC’s subsidiaries and on facilities owned by FWLLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the Senior Credit Facility. This security interest includes the membership interest of the Company. The Term Loan and the obligations under the letter of credit facility (collectively approximating $185,900,000 at September 26, 2003) have priority to the 6.75% Notes in these assets while the security interest of the 6.75% Notes ranks equally and ratably with $69,000,000 of revolving credit borrowings under the Senior Credit Facility.

6.	Supplemental Cash Flow Information

The following non cash operating, investing and financing activities have occurred during the period:

	2003	2002

Non cash operating activities:
Increase in trade accounts receivable net of allowance of
doubtful accounts of $56,450,975	244,107,211	271,700,633

Decrease in trade accounts receivable	—	—

Non cash investing and financing activities
Increase in members interest	(244,107,211)	(271,700,633)

Non-cash distribution to members	—	—

7.	Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents. The Company places its cash and cash equivalents with one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the collection risk remaining with the Originators (see Note 1).